Exhibit 23.1






                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference into this Registration Statement on Form S-3 of Tera Computer Company of our report, dated February 7, 1997, appearing in the Annual Report on Form 10-KSB of Tera Computer Company for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP
Seattle, Washington


April 23, 1997